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                                RESPIRONICS, INC.
                              NON-EMPLOYEE DIRECTOR
                           DEFERRED COMPENSATION PLAN

Respironics, Inc. (the "Company") hereby establishes this Respironics, Inc. Non-Employee Director Deferred Compensation Plan (the "Plan"), which permits non-employee members of the Company's Board of Directors (the "Board") to defer receipt of all or any portion of the compensation payable to them for services rendered to the Company as Board members. The Company intends the Plan to be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended ("Code"), and exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall be effective as of October 1, 2000.

                                    SECTION I
                                   DEFINITIONS

Unless otherwise required by the context, the terms used herein shall have the meanings as set forth below:

1.1 Account. The term "Account" means the deferred compensation bookkeeping account established for a Director under Section 2.4 of the Plan.

1.2 Act. The term "Act" means the Securities Exchange Act of 1934, as amended.

1.3 Beneficiary. The term "Beneficiary" means the beneficiary designated in writing by a Director to receive any Benefit that may be payable after the Director's death. A Director may change a Beneficiary designation from time to time by designating a new Beneficiary; provided, that no Beneficiary change will be effective until it is provided to the Committee and the Committee will accept no Beneficiary change after a Director's death. If no Beneficiary has been designated upon a Director's death, or if the designated Beneficiary is not then living or is not then in existence, the Benefit shall be paid to the individual who is the Director's Spouse on the date of the Director's death; provided, that if the Director has no Spouse on the date of the Director's death, the Benefit shall be paid to the Director's estate. All Beneficiary designations shall be made on forms provided by the Committee and in accordance with the procedures established by the Committee.

1.4 Benefit. The term "Benefit" means the balance to the credit of a Participant's Account (if any) as it may exist from time to time, plus accrued interest and dividends, less losses and payments.

1.5    Board. The term "Board" means the Company's Board of Directors.

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1.6    Committee. The term "Committee" means the Compensation Committee of the
       Company's Board.

1.7 Company. The term "Company" means Respironics, Inc., a Delaware corporation.

1.8 Company Stock. The term "Company Stock" means shares of common stock of the Company.

1.9 Company Stock Account. The term "Company Stock Account" means the investment alternative described in Section 3.2(b) that provides for a hypothetical investment in shares of Company Stock.

1.10 Compensation. The term "Compensation" means a Director's aggregate compensation payable by the Company for services rendered as a Director, including the annual base retainer and attendance fees for Board and committee meetings, but excluding any travel expense allowances, other expense reimbursements, or any non-cash compensation.

1.11 Deferral. The term "Deferral" means that portion of a Director's Compensation that a Director elects to defer under the Plan.

1.12 Director. The term "Director" means a non-employee member of the Company's Board of Directors.

1.13 Fair Market Value. The term "Fair Market Value" means the Fair Market Value of Company Stock between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (i) if the Company Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Company Stock as quoted in the NYSE-Composite Transactions listing for such date; (ii) if the Company Stock is not listed on such exchange, the highest and lowest sales prices per share of Company Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Company Stock is listed; or (iii) if the Company Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Company Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Company Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between

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       the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then Fair Market Value of the Company Stock shall be the mean between the bona fide bid and asked prices per share of Company Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 1.13. If the Fair Market Value of the Company Stock cannot be determined on the basis previously set forth in this Section 1.13 on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the fair market value of the Company Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

1.14 Mutual Fund Account. The term "Mutual Fund Account" means the investment alternative described in Section 3.2(a) that provides for a hypothetical investment in various mutual funds that are made available under the Plan.

1.15 Participant. The term "Participant" means a Director who has elected to make Deferrals under the Plan.

1.16 Plan. The term "Plan" means the Respironics, Inc. Non-Employee Director Deferred Compensation Plan, as it may be amended from time to time.

1.17 Plan Year. The term "Plan Year" means the calendar year, except that with respect to the first Plan Year, the Plan Year shall commence October 1, 2000 and end December 31, 2000.

1.18 Severance From Service. The term "Severance from Service" means the date on which a Participant ceases to be a Director of the Company for any reason, including voluntary or involuntary termination of service, death, or total and permanent disability.

1.19 Spouse. The term "Spouse" means the person to whom the Participant is legally married as of the date of determination.

1.20 Unforeseeable Emergency. The term "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, that such financial hardship or loss cannot be replaced through other means (including, without limitation, reimbursement through insurance, use of personal savings or borrowing from a

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       commercial lender). The Committee shall make all determinations as to whether a particular set of factual circumstances constitutes an Unforeseeable Emergency.


                                   SECTION II
                       ELIGIBILITY AND DEFERRAL ELECTIONS

2.1 Eligibility. A Director shall be eligible to make Deferral elections under this Plan as long as he or she remains a Director of the Company. Participation in the Plan by an eligible Director is voluntary.

2.2 Deferral Election. A Participant may elect to defer under the Plan (in whole percentages) no less than 25% and no more than 100% of his or her Compensation for a particular Plan Year. Each Deferral election shall be made during the December of a Plan Year immediately prior to the Plan Year to which the election relates. Deferral elections for the first Plan Year shall be made during October 2000. A Director who first becomes a Director after the effective date of the Plan must complete a Deferral election within 30 days of becoming a Director. A Director's Deferral election shall also specify the Director's investment directions. To make a Deferral election under the Plan, a Director must complete such election form(s) as may be required by the Committee and must comply with such procedures established by the Committee. Except as otherwise permitted under Section 2.3, a Director may not modify, suspend or terminate a Deferral election.

2.3 Change of Deferral Election. Any Deferral election made by a Participant under Section 2.2 above will remain in effect for the entire Plan Year to which the election relates and for all future Plan Years unless the Participant submits a new Deferral election to prospectively increase, decrease or suspend the Deferrals under the Plan for future Plan Years. Any new Deferral election must be made on or before the December 31st immediately prior to the Plan Year to which the new election relates and must be made in accordance with the Deferral election requirements set forth in Section 2.2 above.

2.4 Crediting of Deferrals to Account. Any Deferrals elected by a Participant under this Article II shall be credited to the Participant's Account under the Plan. Deferrals shall be credited to the Participant's Account at the time the Company otherwise would have paid the Deferrals to the Participant as Compensation.

2.5 Non-Deferred Compensation. Any Compensation earned by a Director that is not deferred under the Plan shall be paid to the Director in accordance with normal Company policy.


                                   SECTION III

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                                   INVESTMENT

3.1 Investment Elections for Deferrals. At the same time that a Participant makes a Deferral election under the Plan, the Participant shall elect the manner in which the Director's Deferrals will be invested under the Plan. The Participant shall elect among the hypothetical investment alternatives made available under the Plan as described in Section 3.2 below. The Participant may change and/or make new investment elections in accordance with the procedures established by the Committee. All investment elections and investment change elections shall be made in accordance with the procedures established by the Committee and, if applicable, shall comply with any "insider" trading policies adopted by the Company and Rule 16b-3 of the Act as described in Section 8.2 below.

3.2 Available Investment Alternatives. A Participant may elect to invest all or a portion of his or her Deferrals in the following types of hypothetical investment alternatives, to the extent the Committee makes such investment alternatives available under the Plan:

       (a) Mutual Fund Account Investment Alternative. The Committee may make a Mutual Fund Account investment alternative available under the Plan. The Deferrals that a Participant elects to invest in the Mutual Fund Account shall be adjusted for investment experience (either gains or losses) in a manner that equals the investment experience attributable to the one or more mutual funds offered by the Committee under the Plan. Participants who elect the Mutual Fund Account investment alternative for all or a portion of their Account shall elect among the mutual funds that are listed in Appendix A (as may be amended by the Committee from time to time). Any Deferrals that a Participant elects to invest in the Mutual Fund Account shall begin accruing investment experience at the time the Deferrals are transferred to the Participant's Account or on such other date as may be determined by the Committee. When Deferrals are transferred out of the Mutual Fund Account, the Deferrals shall stop accruing investment experience under the Mutual Fund Account as of the effective date of such transfer.

       (b) Company Stock Fund Investment Alternative. The Committee may make a Company Stock Fund investment alternative available under the Plan. The Deferrals that a Participant elects to invest in the Company Stock Fund shall be converted into a hypothetical number of shares of Company Stock by dividing the applicable amount of Deferrals by the Fair Market Value of the Company Stock on the date the Deferrals are transferred to the Participant's Account or on such other date as may be determined by the Committee. As of the date that dividends (if any) are declared on outstanding shares of Company Stock (or on such later date as may be determined by the Committee), the Company shall credit a Participant's Company Stock Fund with additional hypothetical shares of Company Stock in an amount equal to the "dividend amount." The "dividend

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             amount" is the amount of dividends declared on the hypothetical shares of Company Stock in a Participant's Account divided by the Fair Market Value of the Company stock on the date dividends are declared or on such other date as may be determined by the Committee. When Deferrals are transferred out of the Company Stock Fund, the Deferrals will be converted to a cash equivalent based upon the Fair Market Value of the Company Stock on the effective date of such transfer.


                                   SECTION IV
                             PAYMENT OF PLAN BENEFIT

4.1 Benefit Payment Election. Except as otherwise provided in this Article IV, a Participant may elect to have any portion of his Benefit distributed to him at any time. The Participant's election shall specify one of the available payment forms and payment options as may be permitted under this Article IV. All payment elections for a Participant's Benefit shall be subject to the terms of the Plan and the procedures established by the Committee and all Benefits paid under the Plan shall be subject to any applicable federal, state or local taxes and related withholding requirements.

4.2 Timing of Benefit Payment. A Participant's Benefit shall start being paid at the time set forth in the Participant's Benefit payment election; provided, that a Benefit payment election shall not provide for the payment of any portion of the Participant's Benefit before the January 1 of the second Plan Year following the Plan Year in which the Benefit payment election is made; provided, further, that the Committee, in its sole discretion, may permit payment at an earlier date. Notwithstanding the foregoing, upon a Severance from Service, the Participant's Benefit (to the extent any portion has not yet been paid to the Participant) shall be paid to the Participant immediately in the form of a lump sum as described in Section 4.4(a) below.

4.3 Form of Payment. The portion of a Participant's Benefit that is paid from the Mutual Fund Account shall be paid in cash. A Participant may elect to have the portion of the Participant's Benefit that is paid from the Company Stock Fund paid in the form of cash or shares of Company Stock; provided, that if a Participant's interest in the Company Stock Fund is paid in cash, the Participant's Benefit payment election shall comply with Rule 16b-3 of the Act as described in Section 8.2 below. Any fractional shares of Company Stock shall be paid to the Participant in cash.

4.4 Available Payment Options. Except as otherwise provided in this Article IV, a Participant may elect to have his or her Benefit paid in one of the options specified below:

       (a) Lump Sum Payment. A Participant may elect a lump sum payment of his or her Benefit as of a specified date.

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       (b)   Installment Payments. A Participant may elect annual installment payments over a fixed period of 5 years with installment payments starting as of a specified date. If a Participant elects this installment form of payment, the amount of each installment payment shall be determined by dividing the Participant's Benefit as of the last business day preceding the payment day (or such other date as determined by the Committee) by the number of remaining installment payments. The value of the Benefit paid under one of these payment options shall be determined as of the last business day preceding the payment day or such other date as may be determined by the Committee.

4.5 Death of Participant. In the event a Participant dies before all or a portion of the Participant's Benefit has been paid, the remaining portion of the Participant's benefit shall be paid to the Participant's Beneficiary in a lump sum as described in Section 4.4(a) above.

4.6 Unforeseeable Emergency. In the event that a Participant experiences an Unforeseeable Emergency, the Participant may submit a written request to the Committee requesting payment of all or a portion of his then Benefit in the form of a lump sum payment as described in Section 4.4(a) above. A Participant's request shall be accompanied by relevant evidence verifying the existence of the Unforeseeable Emergency. If the Committee determines that a Participant did experience an Unforeseeable Emergency and approves the Participant's request, the Committee shall permit the distribution of such portion of the Participant's Benefit (up to 100%) that is necessary to meet the Unforeseeable Emergency. No request for a payment on account of an Unforeseeable Emergency shall obligate the Committee to grant the request and all payment requests shall comply with all applicable requirements of Rule 16b-3 of the Act and the procedures established by the Committee.

                                    SECTION V
                                 FUNDING STATUS

Benefits payable under the Plan shall be paid exclusively from the general assets of the Company and the rights of Participants and Beneficiaries under the Plan shall be those of a general creditor of the Company. No Participant or other person shall have any right or claim to the payment of a Benefit that is in any manner superior or different from the right or claim of a general and unsecured creditor of the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Benefits under the Plan.

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                                   SECTION VI
                               PLAN ADMINISTRATION

6.1 General Administrative Authority. The Plan shall be administered by the Committee, which shall have the full discretionary power and authority to administer the Plan, including without limitation, the power and authority to: (i) construe the Plan's terms; (ii) make factual determinations; (iii) prepare forms to be used for making elections under the Plan; (iv) establish rules and procedures for administering and operating the Plan; (v) evaluate requests made by Participants; (vi) correct defects under the Plan; (viii) establish rules and procedures to govern Committee meetings and the manner in which decisions are made by the Committee; (ix) retain such legal, actuarial, accounting, clerical and other services as may be necessary to operate and administer the Plan; (x) establish record-keeping procedures for the Plan; and (xi) take any and all similar actions to the extent necessary to administer the Plan. The Committee may delegate all or some of its authority under the Plan to any other person or entity. Any findings or determinations made by the Committee in the administration of the Plan shall be final, conclusive and binding on all parties.

6.2 Indemnification. No member of the Committee shall be personally liable by virtue of any instrument executed by the member, or on the member's behalf, as a member of the Committee unless the execution of such instrument is judicially determined to be a breach of that person's responsibility as a fiduciary with respect to the Plan under any applicable law. Neither the Company nor any of its officers or directors, nor any member of the Committee, shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's responsibility as a fiduciary with respect to the Plan under any applicable law. The Company shall indemnify and hold harmless its officers, directors, and each member of the Committee against any and all claims, losses, damages, expenses (including attorneys' fees), and liability (including, in each case, amounts paid in settlement), arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such officer, director or member of the Committee. The foregoing right of indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

                                   SECTION VII
                            AMENDMENT AND TERMINATION

The Board reserves the right to amend or terminate the Plan at any time. Any such termination or modification shall take effect as of the effective date determined by the Board. The Board shall promptly notify all Participants of any such amendment or termination of the Plan. An amendment or termination may affect Participants, regardless of whether they are past, current or

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future Participants; provided, however, that any such amendment or termination shall not eliminate or reduce the Benefit of any Participant.

                                  SECTION VIII
                            MISCELLANEOUS PROVISIONS

8.1 No Retention Guarantee. Nothing contained herein shall be deemed to give any Director the right to be retained in the service of the Company.

8.2 Restrictions on Transfers and Distributions. If a Director is an "insider" subject to Section 16 of the Act, the Plan shall be administered in accordance with Rule 16b-3 of the Act, as it applies to the Director. If required to comply with Rule 16b-3 of the Act:

       (a) A Director's election to transfer Deferrals from the Company Stock Account to the Mutual Fund Account must be made at least 6 months after the Director last elected to transfer Deferrals from the Mutual Fund Account to the Company Stock Account.

       (b) A Director's election to transfer Deferrals from the Mutual Fund Account to the Company Stock Account must be made at least 6 months after the Director last elected to transfer Deferrals from the Company Stock Account to the Mutual Fund Account or to receive a cash distribution from the Company Stock Account.

       (c) If a Director's Benefit from the Company Stock Account is to be paid in cash, the Director's election to receive cash must be made at least 6 months after the Director's most recent election to transfer Deferrals into the Company Stock Account.

8.3 No Assignment of Interest. It is a condition of this Plan that no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, subject, however, to applicable law, but excluding devolution by death or mental incompetency, and no right or interest of any Participant under this Plan or in his or her credited Deferrals (and any credited gains or losses attributable thereto) shall be liable for or subject to any obligation or liability of such Participant, subject, however, to applicable law.

8.4 Successor Employer. The sale of all of the assets of the Company, or a merger, consolidation or reorganization of the Company wherein the Company is not the surviving corporation, or any other transaction which, in effect, amounts to a sale of the

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       Company or voting control thereof, shall not terminate this Plan or any related agreements and the obligations created hereunder shall be binding upon the successors and assigns of the Company.

8.5 Changes in Company Stock. If there is any change in the number or kind of shares of Company Stock outstanding: (i) by reason of a stock dividend, spin-off, re-capitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the number and kind of shares credited to the Company Stock Account under the Plan (and the price of such shares) shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of benefits under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

8.6 Incapacity of the Recipient. If a Participant or Beneficiary entitled to receive any benefits under the Plan is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the benefits will be paid to such persons as the Committee might designate or to the duly appointed guardian.

8.7 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding the conflict of law rules applicable therein.


                               * * * * * * * * * *

             IN WITNESS WHEREOF, and as evidence of its adoption of this Plan , the Company has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of this 3rd day of October, 2000.

Attest:                                  RESPIRONICS, INC.


By: /s/ Dorita Pishko                   By: /s/ Daniel J. Bevevino
   --------------------------               -----------------------------------

Title: Secretary                         Title: Vice President & Chief
      -----------------------                  --------------------------------
                                                Financial Officer
                                               --------------------------------

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